EXHIBIT 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Supplement to Form S-1 of ARTRA Group Incorporated of our report dated May 13, 1999 relating to the consolidated balance sheet of Entrade Inc. (formerly NA Acquisition Corp.). We also consent to the references to us under the headings "Experts" in such Registration Statement.




Chicago, Illinois
June 10, 1999
































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